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                                                                    EXHIBIT 99.1

PROXY SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
WESTERN OHIO FINANCIAL CORPORATION
FOR THE SPECIAL MEETING OF STOCKHOLDERS
_________, 2004

The undersigned appoints ________ and ________, and each of them as proxies, each with power to appoint his or her substitute, and hereby authorizes any of them to represent and to vote, all shares of the common stock of Western Ohio Financial Corporation, which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the principal executive offices of Western Ohio, 28 East Main Street, Springfield, Ohio 45502, on ________, ________, 2004, and at all adjournments thereof, as fully as the undersigned could if personally present. The Board of Directors recommends a vote FOR each of the proposals.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE SPECIAL MEETING. IF NO CHOICE IS INDICATED FOR ITEMS 1 OR 2, SUCH SHARES WILL BE VOTED IN FAVOR OF THE PROPOSAL REFERRED TO IN THAT ITEM. IF A CHOICE IS MADE, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE CHOICE SO INDICATED.

Please mark your votes [X] as in this example.

1. The proposal to consider and vote upon the approval and adoption of the Agreement and Plan of Merger dated as of April 1, 2004, by and among Western Ohio, WesBanco, Inc., and WOFC, Inc., a subsidiary of WesBanco, Inc., pursuant to which Western Ohio will be merged with and into WOFC, Inc.:

FOR                               AGAINST                    ABSTAIN

[ ]                               [ ]                        [ ]

2. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting:

FOR                               AGAINST                    ABSTAIN

[ ]                               [ ]                        [ ]

Signature(s) ________________________________ Dated _____________________, 2004

Signature(s) ________________________________ Dated _____________________, 2004

      Please sign exactly as your name appears on this Proxy and return the completed Proxy in the pre-addressed postage-paid envelope.
    When signing as attorney, executor, administrator, guardian or corporate official, title should be stated. If shares are held jointly, each holder should sign.